UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 234-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On December 11, 2013, Continental Resources, Inc. (the “Company”), entered into Amendment No. 4 and Consent (“Amendment No. 4”) to the Seventh Amended and Restated Credit Agreement dated June 30, 2010, among the Company, as borrower, Banner Pipeline Company LLC, and CLR Asset Holdings, LLC as guarantors, Union Bank, N.A., as administrative agent and issuing lender, and the other lenders party thereto (as amended prior to Amendment No. 4, the “2010 Credit Agreement” and together with Amendment No. 4 the “Credit Agreement”). Capitalized terms used in this Form 8-K, but not otherwise defined have the meanings assigned to them under the Credit Agreement.

Material Changes to the 2010 Credit Agreement

Amendment No. 4 contains a number of changes intended to accomplish the release of the Collateral consisting of Oil and Gas Properties under the Credit Agreement. As discussed in Item 8.01 below, the release of such Collateral was effective as of December 12, 2013.

A condition precedent to releasing the above-mentioned Collateral was the Company’s election to convert to an Additional Covenant Period, which, among other things, means that during the period of such election, the Company’s borrowings will not be subject to a Borrowing Base; instead, the Company will be required to maintain compliance with a ratio of (i) the Present Value as of the most recent determination thereof to (ii) all Funded Debt of the Borrower and its Subsidiaries at such time (referred to herein as the “Present Value Ratio”). In connection with Amendment No. 4, the terms governing the Present Value Ratio contained in Section 6.19 were revised to require the Company to maintain a Present Value Ratio of not less than 1.5 to 1.0 (as compared to 1.75 to 1.0 under the 2010 Credit Agreement). Amendment No. 4 also contains revisions to Section 2.02 clarifying that during an Additional Covenant Period no Borrowing Base will be determined. Section 2.02(d) was also revised to clarify when the Administrative Agent will make redeterminations of the Present Value during the Additional Covenant Period.

Amendment No. 4 substitutes a new Applicable Margins/Pricing Grid containing terms typical for investment grade companies (the “Revised Pricing Grid”). The Revised Pricing Grid is attached as Schedule I to Amendment No. 4. The Revised Pricing Grid’s pricing is dependent on the ratings given to the Company’s long-term, unsecured, senior, non-credit enhanced debt by Moody’s and S&P. Amendment No. 4 also adds certain defined terms to the 2010 Credit Agreement that are relevant to the Revised Pricing Grid. The Revised Pricing Grid appears below.

Level		Eurodollar Rate Advances	Reference Rate Advances	Letter of Credit Fee	Commitment Fee
Level V	≥ BBB+/Baa1	1.125%	0.125%	1.125%	0.15%
Level IV	BBB/Baa2	1.25%	0.25%	1.25%	0.20%
Level III	BBB-/Baa3	1.50%	0.50%	1.50%	0.25%
Level II	BB+/Ba1	1.75%	0.75%	1.75%	0.30%
Level I	≤ BB/Ba2	2.00%	1.00%	2.00%	0.35%

Section 2.02(f)(ii) of the 2010 Credit Agreement has been revised in Amendment No. 4 to clarify that the conditions to going unsecured contained therein can be satisfied even if the Company has Hedge Contracts with covenants requiring the provision of security in the event the Obligations are again required to be secured by Collateral.

Other Changes to the 2010 Credit Agreement

Amendment No. 4 contains the lenders’ agreement to waive, subject to certain terms described in Amendment No. 4, the redetermination of the Borrowing Base in connection with the Internal Engineering Report dated effective June 30, 2013 as otherwise scheduled pursuant to Section 2.02(b)(ii) of the Credit Agreement.

Finally, Amendment No. 4 contains certain definitional and other changes intended to make the Credit Agreement’s terms more consistent with certain regulations governing swaps promulgated under the Dodd-Frank Act.

Item 8.01 – Other Events

In Amendment No. 4, the lenders under the Credit Agreement consented to the Company’s election to convert to an Additional Covenant Period, effective December 6, 2013.

On December 11, 2013, the Company delivered a notice to the lenders under the Credit Agreement confirming the Company had satisfied all conditions contained in the Credit Agreement to release the Collateral consisting of the Oil and Gas Properties and specifying the effective date of such release to be December 12, 2013.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 4 and Consent dated December 11, 2013 to the Seventh Amended and Restated Credit Agreement dated June 30, 2010, among Continental Resources, Inc., as borrower, Banner Pipeline Company LLC, and CLR Asset Holdings, LLC as guarantors, Union Bank, N.A., as administrative agent and issuing lender, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)

Date: December 12, 2013	By:	/s/ John D. Hart
John D. Hart
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 4 and Consent dated December 11, 2013 to the Seventh Amended and Restated Credit Agreement dated June 30, 2010, among Continental Resources, Inc., as borrower, Banner Pipeline Company LLC, and CLR Asset Holdings, LLC as guarantors, Union Bank, N.A., as administrative agent and issuing lender, and the other lenders party thereto.